Exhibit 10.3

AMENDMENT TO THE
2012 & 2013
OPTION AND
RESTRICTED STOCK AWARD AGREEMENTS

This Amendment (“Amendment”) to (i) the nonstatutory stock option agreement between ManpowerGroup, Inc. (the “Corporation”) and Jeffrey A. Joerres (“Employee”) dated February 15, 2012 (the “2012 Option Award”), (ii) the nonstatutory stock option agreement between the Corporation and Employee dated February 13, 2013 (the “2013 Option Award”), (iii) the restricted stock unit agreement between the Corporation and Employee dated February 15, 2012 (the “2012 RSU Award”), and (iv) the restricted stock unit agreement between the Corporation and Employee dated February 13, 2013 (the “2013 RSU Award”), is made effective as of the 1st day of May, 2014.

1.           Option Awards - Vesting Upon Retirement, Involuntary Termination of Employment Without Cause, and Voluntary Employment Termination for Good Reason.  The seventh paragraph of Section 4 of the 2012 Option Award and 2013 Option Award is amended in its entirety to be replaced by the following two paragraphs:

“Further, the provisions of Section 7(g) of the Plan regarding retirement shall not apply to this Agreement.  Instead, upon the Employee’s Retirement (as defined below), the Option shall be immediately exercisable as to all Shares covered by the Option that remain outstanding on such date.  The Participant shall have three (3) years from the date of such Retirement to exercise any Option granted hereunder as to all or part of the Shares subject to such Option; provided, however, that no Option shall be exercisable subsequent to ten (10) years after its date of grant.

Further, upon the Employee’s involuntary termination of employment (other than for Cause) or a voluntary termination for Good Reason prior to the Employee reaching age 55, the Option shall be immediately exercisable as to all Shares covered by the Option that remain outstanding on such date.”

2.           RSU Awards - Vesting Upon Retirement and Involuntary Termination of Employment for Options.  The seventh paragraph of Section 2 of the 2012 RSU Award and 2013 RSU Award is amended in its entirety to be replaced with the following two paragraphs:

“Further, the provision of Section 8(d)(2) of the Plan as it relates to vesting upon normal or early retirement shall not apply to this Agreement.  Instead, upon the Employee’s Retirement, the RSUs shall immediately vest in full.  For the avoidance of doubt, the provisions of Section 8(d)(2) relating to death or Disability prior to vesting will apply such that upon the Employee’s death or Disability prior to the vesting date set forth in paragraph 2 above, Employee will immediately earn and become vested in the RSUs granted hereunder.

Further, upon the Employee’s involuntary termination of employment (other than for Cause) or a voluntary termination for Good Reason prior to the Employee reaching age 55, the RSUs shall immediately vest in full.”

3.           RSU Awards - 409A and Payment Timing.   Furthermore, Section 5 of the 2012 RSU Award and 2013 RSU Award is amended in its entirety to state:

“Issuance and Delivery of Shares.  In accordance with the Plan, Shares shall be distributed to the Participant as of the date on which the RSUs vest; provided, however, that to the extent that the RSUs become vested upon Retirement, involuntary termination of employment (other than for Cause) or voluntary termination for Good Reason, if required in order to avoid the imposition of a Section 409A penalty tax to the Employee, the Shares shall not be distributed to the Participant until the first business day after the date that is six (6) months after the date of the Employee’s “separation of service” as such term is defined under Section 409A of the Code.  Shares shall be registered in the name of the Employee (either in book-entry form or otherwise) promptly following the vesting date.”

4.           Miscellaneous.  Unless otherwise amended hereby, the provisions of the 2012 Option Award, the 2013 Option Award, the 2012 RSU Award, and the 2013 RSU Award shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed as of the date and year first above written.

ManpowerGroup Inc.

By:
/s/ Michael J. Van Handel
Michael J. Van Handel, EVP and CFO

The undersigned Employee hereby accepts the foregoing amendments of the restricted stock unit awards and option awards and agrees to the several terms and conditions hereof and of the Plan.

/s/ Jeffrey A. Joerres
Jeffrey A. Joerres